Exhibit 99.1

A Growing, Diversified North American Mining Company December 2012

Cautionary Statements This document contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Act of 1934, as amended and applicable Canadian securities legislation, which are intended to be covered by the safe harbor created by those sections and other applicable laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements, future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; Mt. Milligan development costs; future operating plans and goals; and future molybdenum prices. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, and investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Cautionary Note to our United States and Other Investors Concerning Estimates of Measured, Indicated and Inferred Mineral Resources: This presentation uses the terms “Measured”, “Indicated” and “Inferred” Resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States Securities and Exchange Commission (the “SEC”) only permits United States mining companies, in their filings with the SEC, to disclose those mineral deposits that a company can economically and legally extract or produce in accordance with SEC Industry Guide 7. Our United States and other investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves or that all or any part of an Inferred Mineral Resource exists, or is economically or legally mineable. Compliance with NI 43-101 Unless otherwise indicated, we have prepared the technical information in this presentation (“Technical Information”) based on information contained in the technical reports available under our company profile on SEDAR at www.sedar.com. Each technical report was prepared by or under the supervision of a qualified person (a “Qualified Person”) as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators (“NI 43-101”). For readers to fully understand the information in this presentation, they should read the technical reports (available on www.sedar.com) in their entirety, including all qualifications, assumptions and exclusions that relate to the information set out in this presentation which qualifies the Technical Information. Readers are advised that mineral resources that are not mineral reserves do not have demonstrated economic viability. The technical reports are each intended to be read as a whole, and sections should not be read or relied upon out of context. The Technical Information is subject to the assumptions and qualifications contained in the technical reports. This presentation summarizes some of the information contained in the following technical reports: "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and filed on SEDAR on February 24, 2011; "Technical Report Endako Molybdenum Mine" dated and filed on SEDAR on September 12, 2011; "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 13, 2009 and filed on our SEDAR profile on October 13, 2011; and "2009 Mineral Resource Estimate on the Berg Copper Molybdenum Silver Property, Tahtsa Range, British Columbia" dated June 26, 2009 and filed on our SEDAR profile on October 13, 2011. The stated Mineral Reserves estimates have been prepared in accordance with NI 43-101 and are classified in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum's "CIM Definition Standards -– For Mineral Resources and Mineral Reserves." Mineral Reserves are equivalent to Proven and Probable Reserves as defined by the SEC Industry Guide 7. Mineral Reserve estimates reflect our reasonable expectation that all necessary permits and approvals will be obtained and maintained. Mining dilution and mining recovery vary by deposit and have been applied in estimating the Mineral Reserves. As Mineral Reserves are reported under both NI 43-101 and SEC Industry Guide 7 standards, it is possible for Mineral Reserve figures to vary between the two standards due to the differences in reporting requirements under each standard. For example, NI 43-101 has a minimum requirement that Mineral Reserves be supported by a pre-feasibility study, whereas SEC Industry Guide 7 requires support from a detailed feasibility study that demonstrates that economic extraction is justified. For the Mineral Reserves at December 31, 2011, there is no difference between the Mineral Reserves as disclosed under NI 43-101 and those disclosed under SEC Industry Guide 7, and therefore no reconciliation is provided. The stated Mineral Resources were estimated in accordance with the definitions and requirements of NI 43-101. The Mineral Resources are equivalent to Mineralized Material as defined by the SEC Industry Guide 7. The Mineral Resources are not included in and are in addition to the Mineral Reserves.

Company Overview NYSE: TC; TSX: TCM Strong North American Portfolio of Assets Overview: One of the largest molybdenum producers in the world with two operating mines Thompson Creek Mine in Idaho (100% ownership) Endako Mine in B.C. (75% ownership) Langeloth metallurgical refinery in Pennsylvania (100% ownership) Diversifying into copper and gold with development of the Mt. Milligan project in B.C. (100% ownership) Start-up expected inn Q3 2013 52.25% of life of mine gold production sold to Royal Gold Reserves:

Financials

Pro Forma Share Structure September 30, 2012 1 Updated November 8, 2012.

Third Quarter and YTD 2012 Financials September 30, 2012 1 Includes goodwill impairment loss of $47.0 million, or $0.28 per basic and diluted share, for the third quarter and first nine months of 2012. 2 Excludes goodwill impairment loss of $47.0 million and $1.8 million non-cash gain related to warrants. Refer to slide 25 for GAAP reconciliation. 3 See Form 10-Q for the quarter ended September 30, 2012 for additional information. Refer to slide 27 for GAAP reconciliation. 4 Includes capital leases.

Operations

Company All Incidence Recordable Rate (AIRR)1 2007 – 2012 YTD (September) 1 Includes lost time and reportable incidents. Thompson Creek Metals Company Metals Mining U.S. AIRR Average

Production and Cash Costs 2011 (Actual) through 2014 (Estimate) 1 Total sales include third-party material purchases, which are used to fill excess roaster capacity at the Langeloth Metallurgical Facility and to increase inventory to provide greater flexibility to meet customers’ demands. 2011 40.1 million lbs Mo Sold 1 28.3 million lbs Mo Production 2013 ~29.0 - 32.5 million lbs Mo Production Guidance $6.25 - $7.25/lb Estimated Average Cash Costs 2014 ~27.5 - 30.5 million lbs Mo Production Guidance $6.50 - $7.75/lb Estimated Average Cash Costs $16.28/lb Average Realized Price 2012 ~ 22.5 - 24.5 million lbs Mo Production Guidance $9.25 - $10.25/lb Estimated Average Cash Cost $7.94/lb Average Cash Cost

Thompson Creek Mine 220.9 million pounds Mo 2 Avg. grade of 0.077% Mo Endako Mine 303.9 million pounds Mo 3 Avg. grade of 0.046% Mo Molybdenum Reserves 506.8 million pounds of contained Mo 1 Langeloth Metallurgical Facility 35 million pounds Mo a year in roasting capacity Makes us one of three Western world moly producers to provide final product to worldwide consumers Operations 1 Based on Proven and Probable Mineral Reserves. 2 The Mineral Reserve estimate is as of December 31, 2011 and was prepared by the Thompson Creek Mine staff under the supervision of John M. Marek, Registered Professional Engineer, of Independent Mining Consultants, Inc. (“IMC”), who is a Qualified Person under Canadian National Instrument 43-101 (“43-101”). The mineral reserve estimate was prepared in accordance with definitions and requirements of 43-101. Mineral reserves are equivalent to “proven and probable” reserves as defined by SEC Industry Guide 7. A technical report entitled “Technical Report Thompson Creek Molybdenum Mine” dated February 9, 2011 was filed on SEDAR on February 24, 2011. 3 The Mineral Reserve estimate is as of December 31, 2011 and was prepared by the Endako Mine staff under the supervision of Bob Jedzejczak, P. Eng., Superintendent of the Endako Mine, who is a Qualified Person under 43-101. The mineral reserve estimate was prepared in accordance with definitions and requirements of 43-101. Mineral reserves are equivalent to “proven and probable” reserves as defined by SEC Industry Guide 7. A technical report entitled "Technical Report Endako Molybdenum Mine" dated and filed on SEDAR on September 12, 2011. Thompson Creek built on consistent production for more than 5 decades

Mt. Milligan Project Development British Columbia 1 Based on Proven and Probable Mineral Reserves. 2 The production, mineral reserve and resource estimates were prepared by Herbert E. Welhener, MMSA-QPM, of IMC, who is a Qualified Person under NI 43-101. The mineral reserve and resource estimates were prepared in accordance with definitions and requirements of 43-101. See technical report entitled "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 13, 2009 and filed on SEDAR on October 13, 2011. Cu Production2 81 million pounds (annual LOM) Au Production2 194,000 ounces (annual LOM) Proven and Probable Mineral Reserves2 2.1 billion pounds Cu Average grade of 0.20% 6.0 million ounces Au Average grade of 0.011 oz/t Measured and Indicated Mineral Resources2 716 million pounds Cu Average grade of 0.15% 1.5 million ounces Au Average grade of 0.006 oz/t 22-Year Mine Life1 Copper Reserves 2.1 billion pounds1 Gold Reserves 6.0 million ounces1

Cash Capital Expenditures1 1 Cash capital expenditures guidance numbers are as of November 9, 2012. 2 Includes actual cash expenditures through September 30, 2012. For Endako, represents our 75% share. 3 Excludes capitalized interest and debt issuance costs. Costs are in C$ and assume a CAD/USD exchange rate of C$1.00 = US$1.00. 4 Includes amounts for equipment purchased under capital leases, as well as first-fills, spare parts and commissioning parts.

Cash Capital Expenditures Funding In millions of US Dollars1 1 As of September 30, 2012. 2 New secured notes proceeds are net of financing fees and interest expenses through Q4 2013. The $350 million notes offering closed on November 27, 2012. 3 Expected CAT equipment financing as of September 30, 2012 through Q4 2013. 4 Net other cash flows represents estimated cash flow from operations using a molybdenum oxide price of $11/lb for Q4 2012 and $12/lb for 2013, net of existing debt service, reclamation and all other cash uses. 5 Cash capital expenditures guidance numbers are as of November 9, 2012. Assumes CAD/USD exchange rate of 1.00. 6 Includes for Mt. Milligan approximately $30 million for first fills, spare parts, and commissioning parts, and a contingency of $54 million. Does not include costs for the permanent camp at Mt. Milligan. New secured notes help ensure funding required to complete development of Mt. Milligan Capital cash uses Capital funding sources $912 Capital Funding in Place

High end of Mt. Milligan capital budget as of September 30, 2012 in millions of Canadian dollars Mt. Milligan Project Capital Summary 1 Contractor Retention is a fixed project cost in a restricted cash account to be paid when work is completed. 2 Includes approximately $30 million of first fills, spare parts and commissioning parts. ~85% of Project Capex Spent or Contractually Committed

Mt. Milligan Upside Potential and Robust Economics Reserve calculation utilized conservative metals pricing of $1.60/lb Cu and $690/oz Au Current resource is open at depth and possibly extends laterally Multiple exploration drill targets within company’s land position Mt. Milligan geophysical and geochemical signature repeated on several targets within the holdings Upside Potential Significant annual cash flow potential in millions of US dollars1 1 Estimated cash costs recently updated for the first full six years of production and include operating costs, refining/smelting costs, and transportation. Assumes average annual production of 89 million lbs of copper in concentrate (85.4 million lbs of payable copper) and 262,000 oz of gold in concentrate (256,760 oz of payable gold) for years 1-6 of full production. Exchange rate is assumed at parity (C$1.00 = US$1.00). 2 Bloomberg pricing as of 11/8/2012: Cu - $3.47/lb; Au - 47.75% @ $1,733 oz and 52.25% @ $435/oz (per Amended and Restated Gold Stream Agreement with Royal Gold).

Mt. Milligan Project De-risking Actions Scope, Engineering & Procurement Construction of Critical Areas Labor/ Productivity Schedule 99% of EPCM engineering is complete through September 30, 2012 Procurement at 99% and deliveries on track All major mining and milling equipment is procured and is either on site or en route Most materials on site; no critical missing components Tailing Storage Facility (TSF) was fully designed in June 2010 and currently the critical core area of the facility is complete – raising facility to startup elevation underway and on schedule Plant Development 95% of concrete is complete; building roof on; both on schedule SAG and Ball Mill assembly underway; mechanical equipment and piping progressing Electrical installation underway Mechanical/Electrical contractors – lump sum contracts in place with 35% of grinding equipment complete EPCM – to date have maintained critical personnel with completion payments as incentive TCM has critical mining and milling operations personnel in place Schedule issued February 2011 with no changes Construction of TSF has been assumed by Mine Operations in September 2012, allowing for one year of activity to achieve operational efficiency and effectiveness Permitting & Controls All major permits needed for construction have been obtained Enhanced internal & external staffing to control, audit and manage project spending Project control, contract management, procurement, accounting, audit team Recent bond offering further de-risks Mt. Milligan construction Provides certainty of availability of full funds needed to complete development Eliminates all financial, performance and maintenance covenants that could delay development Financing

Mt. Milligan Project Development Update

ThompsonCreek
METALS COMPANY INC.

Mt. Milligan remains on schedule and on budget

- Start up expected Q3 13
- Commercial production expected Q4 13
- Overall project completion estimated to be at 75%

Recent Achievements

- Operations mining group assumed TSF construction September 2012
- Four 793 haul trucks, one 7495 shovel and one 994 loader in operation
- Second 7495 shovel and 4 additional trucks in assembly
- Crusher Mechanical Stabilized Embankment wall complete September 2012 – allows primary crusher mechanical assembly to commence
- Primary crusher mechanical construction on schedule

Milestones achieved through September 30, 2012

- Water dam (part of Tailings Storage Facility "TSF") completed and 10.2 M cubic meters of water stored
- TSF core construction completed
- TSF starter height completion by second quarter 2013
- Construction camp capacity at 1075 beds
- Concrete over 95% complete
- All concrete work within concentrator building complete
- Roof completed on concentrator – all areas enclosed except grinding bay openings for SAG and Mill components
- Assembly of SAG and ball mills advancing on schedule
- Mechanical equipment and piping installation underway
- Electrical installation underway
- On-site power substation energized in July 2012
- Power to mine shovel energized in July 2012
- Mine development commenced July 2012

17

Mt. Milligan Project Development Update Concentrator Building October 2012 August 2012 Concentrator Regrind Area October 2012 August 2012

Mt. Milligan Operational Readiness Mt. Milligan should ramp up quickly and perform efficiently Ore Body 1,000 drill holes 220,000 meters of drilling Current testing confirms grade assumptions The ore body is well defined and understood Plant Modern, highly efficient plant with conventional and proven technology Experienced team has constructed a well built facility Verified by outside consultants Incorporated state of the art process control Successfully tested during "dry run” Organization Entire work force hired and trained with this exact mine and plant in mind Organizational and process models being designed onsite Equipment availability, maintenance, and shovel and truck efficiency are all monitored constantly and adjusted to achieve best possible results

Future Critical Milestones Completed In progress

Suspended stripping activity associated with the next phase of production Mining operations will continue as planned through 2014 New mine plan expected to achieve significant cost savings ~$100 million in operating costs savings between now and 2014 $8 – $9 million in capital expenditure savings Reduced mine workforce by ~100 workers If stripping of phase 8 has not already recommenced at the end of phase 7, we will either restart stripping at that time or put the mine on care and maintenance Thompson Creek Mine Update 1 $6 million on Q4 2012. Production and Cash Costs Forecast 2013E 2014E Production (mm lbs) 20 - 22 17 - 19 Cash costs ($/lb) 4.75 - 5.75 5.00 - 6.00 CostSavingsForecast 2013E 2014E Operating1($ mm) $40 $54 Capital ($ mm) $5 $3.5

Endako Mill expansion completed in April 2012 Increased throughput to 55,000 tons per day Ceased mining ore in the third quarter of 2012 and began processing stockpiled ore to reduce costs Expect to mill approximately1/3 of existing stockpiled ore through mid-2013 Expect to resume mining by mid-2013 Cash costs have steadily declined since completion of mill expansion Working to increase mill recovery by addressing: Increased mill throughput Increased mill run times through maintenance management Process control optimization Operator training Reagent evaluations and enhancements Stockpile material management Endako Mine Update First Nine Months '12 Operating Statistics (75% share) Production and Cash Costs Forecast (75% share) 2013E 2014E Production (mm lbs) 9.0 - 10.5 10.5 - 11.5 Cash costs ($/lb) 9.25- 10.75 9.00 - 10.50 Molybdenum Production (000s lbs) Cash Cost ($/lb)

Market Update

Molybdenum Overview Essential metal for today’s modern industry Strengthens steel, improves weldability, reduces brittleness, helps steel perform well in very high or low temperatures Key catalyst in petroleum refining for sulfur removal Powerful anti-corrosive alloy for stainless and alloy steels $6 billion industry at current molybdenum prices Strong Short-term Drivers Oil and gas drilling, especially in North America Aerospace – jet engines Continued economic growth in U.S. and Japan Improving demand in India Positive Long-term Outlook Industrial requirements demand better steels Molybdenum is essential in the products in which it is used with few substitutes Growing catalyst use in oil refineries The low proportion of molybdenum in finished products makes molybdenum demand relatively price inelastic Mo

Molybdenum Industry Overview Based on April 2012 CRU report data and company reports. Includes Southern Copper and Asarco. International Molybdenum Association – 2011 Data 27% 3% 34% 17% 8% 7% 4% 16% 36% 20% 18% 10% 34% 25% 11% 10% 8% 6% 6% 2011 Global Production ~548M pounds 1 2011 Geographic Consumption ~534M pounds 1 First Uses of Mo molybdenum 2 USA Canada China Chile Peru Other Mexico USA China Other Western Europe Japan Constructional Engineering Steels Stainless Steels Alloy Tool and High Speed Steels Chemicals Cast Iron and Steels Super Alloys Molybdenum Metal

534 63 760 Molybdenum Demand Oxide (millions of pounds assuming a 4% growth rate) The Climax mine is the only new primary mine (start up May 2012), with additional new primary mine production unlikely in the near term due to rising capital costs and permitting issues New by-product sources delayed until 2014 and beyond with Sierra Gorda likely starting up in 2H 2014 Chinese net exports recently playing less of a role in moly trade China/India/Brazil’s industrialization drive growth Increased intensity of use: oil and gas, oil refining, autos, aerospace, desalination, and power generation Estimated 4-6% annual demand growth rate outpacing growth of supply sources through 2020 Molybdenum Supply/Demand Fundamentals Remain Favorable Supply Considerations Demand Drivers Source: CRU and other industry sources (CRU data only for 2005 to 2010); Company estimates Projections Historical

Source: Bloomberg, as reported by COMEX. As of December 6, 2012. Copper Gold Copper prices have continued to be strong Supply growth expected to be constrained New supply predominately located in higher risk jurisdictions Declining copper head grades reducing potential supply Demand growth supported by industrialization in emerging markets, in particular in China and India as well as recovery in Europe and United States Copper and Gold Production Will Diversify Exposure Source: Bloomberg, as reported by LME. As of December 6, 2012. Gold and other precious metals continue to enjoy strong pricing environments Demand/supply fundamentals remain positive driven by macro-economic trends and increased uncertainty Central banks are net buyers of gold to diversify their reserve holdings Investor diversification away from reserve currencies (US dollar, EURO, British Pound and Japanese Yen) Physical gold ETF and Asian demand continue to support gold prices 3-Month LME copper ($/Ibs) COMEX spot gold ($/oz)

Excellent safety and environmental record Experienced management team Solid molybdenum operations with substantial production growth 2013 – 2014 New Mt. Milligan copper-gold mine to open in 2013 Significant increase in revenue, net income and cash flow beginning in 2014 Diversification of asset base Long-lived assets with substantial reserves and resources (P&P) 2.1 billion pounds Cu 507 million pounds Mo 6.0 million ounces of Au Lowest-cost development projects, as market conditions warrant (M&I resources) Berg – Cu, Mo and Ag 3.3 billion pounds Cu 412 million pounds Mo 61 million ounces Ag Davidson – Mo Value Creation Creating Shareholder Value

Appendix

Outlook: Molybdenum Production and Cash Costs 1 1 Guidance numbers are as of November 9, 2012. Guidance numbers for Endako assume an exchange rate of US$1 = C$1 for Endako costs. 2 Molybdenum oxide production costs (US$/lb Mo) include all stripping costs and exclude Endako start-up and commissioning costs. 2011 Actual YTD thru 9/30/12 Actual 2012 Guidance 2013 Guidance 2014 Guidance Thompson Creek Mine Endako Mine (75% share) Total Production 2011 Actual YTD thru 9/30/12 Actual 2012 Guidance 2013 Guidance 2014 Guidance Total Cash Cost Thompson Creek Mine Endako Mine 14.50

Appendix
Non-GAAP Reconciliation

ThompsonCreek METALS COMPANY INC.

Non-GAAP Financial Measures
Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Reconciliation of Adjusted Net (Loss) Income to GAAP Net Income
Adjusted net income (loss), and adjusted net income (loss) per share are considered key measures by our management in evaluating our operating performance. Management uses these measures in evaluating our performance as it represents a profitability measure that is not impacted by changes in the market price of our warrants or non-cash goodwill impairments. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. Management believes these measures provide useful supplemental information to investors in order for them to evaluate our financial performance using the same measures as management. As of September 30, 2012 there were no remaining warrants outstanding and there was no remaining goodwill on the balance sheet.

For the three Months Ended September 30, 2012
(unaudited — US$ in millions except shares and per share amounts)

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares	
	Net Loss	Shares (000's)	$/share	Shares (000's)	$/share
Net loss	$ (48.2)	168,710	$ (0.29)	168,710	$ (0.29)
Add (Deduct):					
Unrealized (gain) loss on common stock purchase warrants	-	168,710	-	168,710	-
Goodwill impairment	47.0	168,710	0.28	168,710	0.28
Non-GAAP adjusted net loss	$ (1.2)	168,710	$ (0.01)	168,710	$ (0.01)

For the Nine Months Ended September 30, 2012
(unaudited — US$ in millions except shares and per share amounts)

		Weighted-Average Basic Shares		Weighted-Average Diluted Shares	
	Net Loss	Shares (000's)	$/share	Shares (000's)	$/share
Net loss	$ (61.9)	168,312	$ (0.37)	168,312	$ (0.37)
Add (Deduct):					
Unrealized (gain) loss on common stock purchase warrants	(1.8)	168,312	(0.01)	168,312	(0.01)
Goodwill impairment	47.0	168,312	0.28	168,312	0.28
Non-GAAP adjusted net loss	$ (16.7)	168,312	$ (0.10)	168,312	$ (0.10)

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Appendix
Non-GAAP Reconciliation (Continued)

ThompsonCreek METALS COMPANY INC.

Reconciliation of Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced, and Average Realized Sales Price per Pound Sold

Cash cost per pound produced, weighted average cash cost per pound produced and average realized sales price per pound sold are considered key measures in evaluating our operating performance. Cash cost per pound produced, weighted average cash cost per pound produced and average realized sales price per pound sold are not measures of financial performance, nor do they have a standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies. We use these measures to evaluate the operating performance at each of our mines, as well as on a consolidated basis, as a measure of profitability and efficiency. We believe that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our performance using the same measures as management and, as a result, the investor is afforded greater transparency in assessing our financial performance.

US$ in millions, except per pound amounts – unaudited	Three months ended September 30, 2012			Nine months ended September 30, 2012		
	Operating Expenses (in millions)	Pounds Produced [1] (000's lbs)	$/lb	Operating Expenses (in millions)	Pounds Produced[1] (000's lbs)	$/lb
Thompson Creek Mine						
Cash costs — Non-GAAP [2]	$ 33.9	4,302	$ 7.87	$ 103.5	10,268	$ 10.08
Add/(Deduct):						
Stock-based compensation	-			0.5		
Inventory and other adjustments	(9.5)			(3.8)		
GAAP operating expenses	$ 24.4			$ 100.2		
Endako Mine						
Cash costs — Non-GAAP [2]	$ 24.2	1,837	$ 13.19	$ 71.9	4,414	$ 16.29
Add/(Deduct):						
Stock-based compensation	0.1			0.4		
Commissioning and start-up costs	0.1			5.3		
Inventory and other adjustments	2.2			5.0		
GAAP operating expenses	$ 26.6			$ 82.6		
Other operations GAAP operating expenses [3]	$ 34.9			$ 113.3		
GAAP consolidated operating expenses	**$ 85.9**			**$ 296.1**		
Weighted-average cash cost — Non-GAAP	**$ 58.1**	**6,139**	$ 9.46	**$ 175.4**	**14,682**	$ 11.95

1 Mined production pounds are molybdenum oxide and HPM from our share of the production from the mines; excludes molybdenum processed from purchased product.

2 Cash costs represent the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced in the period. Cash cost excludes: the effect of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; depreciation, depletion, amortization and accretion; and commissioning and start-up costs for the Endako mill. The cash cost for the Thompson Creek mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth facility, and transportation costs from the Thompson Creek mine to the Langeloth facility.

3 Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth facility and exclude product volumes and costs related to the roasting and processing of Thompson Creek mine and Endako mine concentrate. The Langeloth facility costs associated with roasting and processing of Thompson Creek mine and Endako mine concentrate are included in their respective operating results above.

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Thompson Creek Metals Company www.thompsoncreekmetals.com Pamela Solly Director, Investor Relations NYSE:TC TSX:TCM Phone (303) 762-3526 Email psolly@tcrk.com